                                                                EXHIBIT 25

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM T-1
                                   --------


                           STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)___

                           ------------------------


                      THE FIRST NATIONAL BANK OF CHICAGO
             (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)


A NATIONAL BANKING ASSOCIATION                                       36-0899825
                                                               (I.R.S. EMPLOYER
                                                          IDENTIFICATION NUMBER)

ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS                          60670-0126
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                            (ZIP CODE)

                      THE FIRST NATIONAL BANK OF CHICAGO
                    ONE FIRST NATIONAL PLAZA, SUITE 0286
                         CHICAGO, ILLINOIS 60670-0286
            ATTN: LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
          (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                         ----------------------------

                              H.J. HEINZ COMPANY
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER


PENNSYLVANIA                                                  25-0542520
(STATE OR OTHER JURISDICTION OF                           (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NUMBER)

600 GRANT STREET
PITTSBURGH, PENNSYLVANIA                                       15219
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                      (ZIP CODE)

                               DEBT SECURITIES
                       (TITLE OF INDENTURE SECURITIES)

ITEM 1.         GENERAL INFORMATION. FURNISH THE FOLLOWING INFORMATION
                AS TO THE TRUSTEE:

                (a) Name and address of each examining or supervising authority to which it is subject.

                The Comptroller of Currency, Washington, D.C.,
                The Federal Deposit Insurance Corporation,
                    Washington D.C.
                The Board of Governors of the Federal Reserve System,
                     Washington D.C.

                (b)  Whether it is authorized to exercise corporate
                    trust powers.

                The trustee is authorized to exercise corporate trust powers.

Item 2. AFFILIATIONS WITH THE OBLIGOR. If the obligor is an affiliate of the trustee, describe each such affiliation.

                No such affiliation exists with the trustee.

Item 16. LIST OF EXHIBITS. List below all exhibits filed as a part of this Statement of Eligibility.

                1. A copy of the articles of association of the trustee as now in effect.*
                2. A copy of the certificates of authority of the trustee to commence business*
                3. A copy of the authorization of the trustee to exercise corporate trust powers.*
                4.  A copy of the existing by-laws of the trustee.*
                5.  Not Applicable.
                6. The consent of the trustee required by Section 321(b) of the Act.


                                      2
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                7.  A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                8.  Not Applicable.

                9.  Not Applicable.


Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The Trust National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 27th day of February, 1998.


                                        The First National Bank of Chicago,
                                        Trustee


                                        By  /s/ Steven M. Wagner
                                          -------------------------------------
                                          Steven M. Wagner
                                          Vice President


*Exhibits 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 25.1 to the Registration Statement on Form S-3 of SunAmerica Inc. filed with the Securities and Exchange Commission on October 25, 1996 (Registration No. 333-14201).

                                   EXHIBIT 6


                      THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT

                                                       February 27, 1998



Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

In connection with the qualification of an indenture between H.J. Heinz Company and The First National Bank of Chicago, the undersigned, in accordance with
Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                            Very truly yours,

                                            The First National Bank of Chicago


                                            By: /s/ Steven M. Wagner
                                                ------------------------------
                                                Steven M. Wagner
                                                Vice President

                                                             EXHIBIT 7


Legal Title of Bank:            The First National Bank of Chicago Call Date:
                                09/30/97 ST-BK: 17-1630 FFIEC 031 Page RC-1
Address:                        One First National Plaza, Ste 0303
City, State Zip:                Chicago, IL  60670
FDIC Certificate No.:           0/3/6/1/8

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR SEPTEMBER 30, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                                                 C400
                                                                               Dollar Amounts in             ------------
                                                                                 Thousands            RCFD   BIL MIL THOU
                                                                               -----------------      ----   -------------
ASSETS
1.      Cash and balances due from depository institutions (from Schedule
        RC-A):
        a.  Noninterest-bearing balances and currency and coin(1)...........                          0081   4,999,157     1.a.
        b.  Interest-bearing balances(2)...................................                           0071   6,967,103     1.b.
2.      Securities
        a.  Held-to-maturity securities (from Schedule RC-B, column A)......                          1754           0     2.a.
        b.  Available-for-sale securities (from Schedule RC-B, column D)....                          1773   5,251,713     2.b.
3.      Federal funds sold and securities purchased under agreements to
        resell..............................................................                          1350   5,561,976     3.
4.      Loans and lease financing receivables:
        a.  Loans and leases, net of unearned income (from Schedule
        (RC-C)..............................................................    RCFD 2122 24,171,565                       4.a.
        b.  LESS: Allowance for loan and lease losses.......................    RCFD 3123    419,216                       4.b.
        c.  LESS: Allocated transfer risk reserve...........................    RCFD 3128          0                       4.c.
        d.  Loans and leases, net of unearned income, allowance, and
            reserve (item 4.a minus 4.b and 4.c)...........................                           2125  23,752,349     4.d.
5.      Trading assets (from Schedule RD-D)................................                           3545   6,238,805     5.
6.      Premises and fixed assets (including capitalized leases)...........                           2145     717,303     6.
7.      Other real estate owned (from Schedule RC-M).......................                           2150       7,187     7.
8.      Investments in unconsolidated subsidiaries and associated
        companies (from Schedule RC-M)....................................                            2130      77,115     8.
9.      Customers' liability to this bank on acceptances outstanding......                            2155     614,921     9.
10.     Intangible assets (from Schedule RC-M)............................                            2143     277,105    10.
11.     Other assets (from Schedule RC-F).................................                            2160   2,147,141    11.
12.     Total assets (sum of items 1 through 11)..........................                            2170  56,108,875    12.



------------------------------
(1) Includes cash items in process of collection and unposted debits
(2) Includes time certificates of deposit not held for trading.

Legal Title of Bank:            The First National Bank of Chicago Call Date:
                                09/30/97 ST-BK: 17-1630 FFIEC 031 Page RC-2
Address:                        One First National Plaza, Ste 0303
City, State Zip:                Chicago, IL  60670
FDIC Certificate No.:           0/3/6/1/8

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR SEPTEMBER 30, 1997


SCHEDULE RC--Continued


                                                                               Dollar Amounts in
                                                                                 Thousands                   BIL MIL THOU
                                                                               -----------------             -------------
LIABILITIES
13.     Deposits:
        a.  In domestic offices (sum of totals of columns A and C
        from Schedule RC-E, part 1).......................................                           RCON 2200   21,496,468  13.a
        (1) Noninterest bearing(1)........................................    RCON 6631  8,918,843                           13.a.1
        (2) Interest bearing..............................................    RCON 6636 12,577,625                           13.a.2
        b.  In foreign offices. Edge and Agreement subsidiaries, and
        IBFs (from Schedule RC-E, part II)................................                           RCFN 2200   14,164,129  13.b.
        (1) Noninterest bearing...........................................    RCFN 6631    352,399                           13.a.1
        (2) Interest bearing..............................................    RCFN 6636 13,811,730                           13.b.2
14.     Federal funds purchased and securities sold under agreements
        to repurchase:                                                                               RCFD 2800    3,894,469  14.
15.     a. Demand notes issued to the U.S. Treasury                                                  RCON 2840       68,268  15.a.
        b. Trading Liabilities (from Schedule RC-D).......................                           RCFD 3548    5,247,232  15.b.
16.     Other borrowed money:
        a. With a remaining maturity of one year or less...................                          RCFD 2332    2,608,057  16.a.
        b. With a remaining maturity of more than one year through
        three years.......................................................                               A547       379,893  16.b.
        c. With a remaining maturity of more than three years.............                               A548       323,042  16.c.
17.     Not applicable
18.     Bank's liability on acceptance executed and outstanding...........                           RCFD 2920      614,921  18.
19.     Subordinated notes and debentures (2).............................                           RCFD 3200    1,700,000  19.
20.     Other liabilities (from Schedule RC-G)............................                           RCFD 2930    1,222,121  20.
21.     Total liabilities (sum of items 13 through 20)....................                           RCFD 2948   51,718,600  21.
22.     Not applicable
EQUITY CAPITAL
23.     Perpetual preferred stock and related surplus.....................                          RCFD 3838             0  23.
24.     Common stock......................................................                          RCFD 3230       200,858  24.
25.     Surplus (exclude all surplus related to preferred stock)..........                          RCFD 3839     2,989,408  25.
26.     a. Undivided profits and capital reserves.........................                          RCFD 3632     1,175,518  26.a.
        b. Net Unrealized holding gains (losses) on available-for-sale
           securities.....................................................                          RCFD 8434        26,750  26.b.
27.     Cumulative foreign currency translation adjustments...............                          RCFD 3284        (2,259) 27.
28.     Total equity capital (sum of items 23 through 27)..................                         RCFD 3210     4,390,275  28.
29.     Total liabilities and equity capital (sum of items 21 and 28).....                          RCFD 3300    56,108,875  29.



Memorandum

To be reported only with the March Report of Condition.

1.      Indicate in the box at the right the number of the statement below that best describes the most comprehensive level
        of auditing work performed for the bank by independent         Number
        external auditors as of any date during 1996...RCFD 6724       [N/A]

1.= Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank.

2.= Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately).

3.= Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4.= Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5.=     Review of the bank' financial statements by external auditors
6.=     Compilation of the bank's financial statements by external auditors
7.=     Other audit procedures (excluding tax preparation work)
8.=     No external audit work

--------------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.

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